EXHIBIT 99.1

First Cash Acquires 19-Store Chain of Texas Pawn Stores;
Expands Presence in Dallas, Fort Worth and Houston Markets;
Updates Earnings Guidance
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ARLINGTON, Texas (June 25, 2013) -- First Cash Financial Services, Inc. (NASDAQ Stock Market: "FCFS") today announced the acquisition of 19 large format U.S. pawn stores located in Texas. The acquired locations are in the Houston, Dallas and Fort Worth markets, operating primarily under the Valu + Pawn brand.

Rick Wessel, chief executive officer of First Cash, stated, “We are pleased to add Valu + Pawn to the First Cash family of operations. This acquisition provides us a new and meaningful presence in the large and growing Houston market, while expanding on our existing store base in the Dallas/Fort Worth area. Valu + Pawn has developed profitable, high-performing locations with experienced personnel, large pawn receivable balances and significant operating cash flows. We expect meaningful earnings accretion from the transaction, especially beginning in 2014.”

The price for the all-cash asset purchase transaction was approximately $70 million, which was funded primarily with the Company's revolving credit facility. The operations and earnings of the Valu + Pawn stores have been consolidated into First Cash effective with the closing of the transaction on June 25, 2013.

Including the acquired stores, First Cash now operates a total of 866 locations and has increased its store count by 17% since the beginning of June a year ago. The Company currently operates in twelve U.S. states and 24 states in Mexico.

Earnings Guidance
The Company projects second quarter earnings to be in the range of $0.52 to $0.55 per diluted share. This estimate includes approximately $0.04 per share of non-recurring acquisition expenses, primarily associated with the Valu + Pawn transaction. Excluding the non-recurring acquisition expenses, the Company anticipates second quarter earnings to be in the range of $0.56 to $0.59 per share. The expected second quarter earnings results reflect the negative impact on revenue and scrap jewelry margins caused by significantly lower gold prices and the weaker Mexican peso.

Given the continued negative volatility in the price of gold and the Mexican peso, the Company is reducing the mid-point of its fiscal 2013 earnings guidance by approximately 10% from the current consensus forecast of $3.12 per share. The updated full-year guidance projects earnings per share to be in a range of $2.75 to $2.90, compared to previous guidance at the lower end of a range from $3.10 to $3.24.

Mr. Wessel noted, “The Company continues to project strong levels of operating profit from its core pawn lending and retail operations, which are driven in large part by general merchandise transactions. The pawn industry has thrived over the course of numerous and various economic cycles and we expect that long-term growth opportunities will continue to remain attractive. We believe that short-term volatility in gold prices has a limited impact on our core growth strategy, especially in Mexico, where due to our unique large format store model, gold lending makes up less than 15% of our collateral base.”

The Company intends to release second quarter earnings results on Wednesday, July 17, 2013, prior to the opening of the stock market.

Forward-Looking Information
This release may contain forward-looking statements about the business, financial condition and prospects of the Company. Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” or “anticipates,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this release include, without limitation, the Company’s expectations of earnings per share, earnings growth, expansion strategies, regulatory exposures, store openings, liquidity (including the availability of capital under existing credit facilities), cash flow, consumer demand for the Company’s products and services, currency exchange rates and the impact thereof, completion of disposition transactions and expected gains or losses from the disposition of such operations, earnings from acquisitions, the ability to successfully integrate acquisitions and other performance results. These statements are made to provide the public with management’s current assessment of the Company’s business. Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this release speak only as of the date of this statement, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Such factors are difficult to predict and many are beyond the control of the Company and may include changes in regional, national or international economic conditions, changes in the inflation rate, changes in the unemployment rate, changes in consumer purchasing, borrowing and repayment behaviors, changes in credit markets, the ability to renew and/or extend the Company’s existing bank line of credit, the ability to maintain banking relationships for treasury services, credit losses, changes in the market value of pawn collateral and merchandise inventories, changes or increases in competition, the ability to locate, open and staff new stores, the availability or access to sources of inventory, inclement weather, the ability to successfully integrate acquisitions, the ability to hire and retain key management personnel, the ability to operate with limited regulation as a credit services organization, new federal, state or local legislative initiatives or governmental regulations (or changes to existing laws and regulations) affecting consumer loan businesses, credit services organizations and pawn businesses (in both the United States and Mexico), changes in import/export regulations and tariffs or duties, changes in anti-money laundering regulations, unforeseen litigation, changes in interest rates, monetary inflation, changes in tax rates or policies, changes in gold prices, changes in energy prices, cost of funds, changes in foreign currency exchange rates, future business decisions, public health issues, changes in demand for the Company’s services and products, changes in the Company’s ability to satisfy its debt obligations or to obtain new capital to finance growth, a prolonged interruption in the Company’s operations of its facilities, systems, and business functions, including its information technology and other business systems, the implementation of new, or changes in the interpretation of existing accounting principles or financial reporting requirements, and other uncertainties. These and other risks, uncertainties and regulatory developments are further and more completely described in the Company’s Annual Report on Form 10-K and updated in subsequent releases on Form 10-Q. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.

About First Cash
First Cash Financial Services, Inc. is a leading international specialty retailer and provider of consumer financial services. Its 768 retail pawn locations buy and sell a wide variety of jewelry, electronics, tools and other merchandise, and make small customer loans secured by pledged personal property. The Company's 98 consumer loan locations provide various combinations of financial services products including consumer loans, check cashing and credit services. In total, the Company owns and operates 866 stores in twelve U.S. states and 24 states in Mexico.

First Cash is also a component company in both the Standard & Poor's SmallCap 600 Index® and the Russell 2000 Index®. First Cash's common stock (ticker symbol "FCFS") is traded on the NASDAQ Global Select Market, which has the highest initial listing standards of any stock exchange in the world based on financial and liquidity requirements.

For further information, please contact:
Gar Jackson
Phone:     (949) 873-2789
Email:     gar@irsense.com

Rick Wessel, Chairman and Chief Executive Officer
Doug Orr, Executive Vice President and Chief Financial Officer
Phone:    (817) 505-3199
Email:     investorrelations@firstcash.com
Website:    www.firstcash.com

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